Exhibit 10.19
FIRST AMENDMENT TO DEED OF TRUST NOTE A
(Loan A)
     THIS FIRST AMENDMENT TO DEED OF TRUST NOTE A (this “Agreement”) is made as of August 28, 2009, by and between SUNRISE CONNECTICUT AVENUE ASSISTED LIVING L.L.C., a limited liability company organized and existing under the laws of the Commonwealth of Virginia (the “Borrower”) and MB FINANCIAL BANK, N.A. a national banking association, its successors and assigns (the “Lender”).
RECITALS
     A. Borrower obtained a loan from the Lender and Chevy Chase Bank, a division of Capital One, N.A. (“Chevy Chase”) in the maximum principal amount of Thirty Million and No/Dollars ($30,000,000.00) (“Loan A”) which was advanced pursuant to the provisions of a certain Loan Agreement dated August 28, 2007 by and between the Borrower, Chevy Chase and the Lender, as amended by that certain First Amendment to Loan Agreement dated April 15, 2008 and that certain Second Amendment to Loan Agreement dated of even date herewith (the same, as amended, modified, restated, substituted, extended and renewed at any time and from time to time, the “Loan Agreement”).
     B. Loan A is evidenced by, and repaid with interest in accordance with the provisions of (i) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to Chevy Chase in the principal amount of Twenty Million and No/Dollars ($20,000,000.00), as amended by that certain First Amendment to Deed of Trust Note A dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Chevy Chase Note”) and (ii) a Deed of Trust Note A dated August 28, 2007 from the Borrower payable to the Lender in the principal amount of Ten Million and No/Dollars ($10,000,000.00) (as amended by this Agreement and as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “MB Financial Note” and, collectively with Chevy Chase Note, the “Notes”).
     C. Loan A is guaranteed by Sunrise Senior Living, Inc. a Delaware corporation (“Guarantor”), pursuant to the terms of that certain Guaranty of Payment dated August 28, 2007, as amended by that certain First Amendment to Guaranty of Payment dated September 8, 2008 and that certain Second Amendment to Guaranty of Payment dated of even date herewith (as amended, modified, restated, substituted, extended and renewed at anytime and from time to time, the “Guaranty”).
     D. The Borrower has requested and the Lender has agreed to (i) extend the Maturity Date of the MB Financial Note, (ii) increase the interest rate applicable under the terms of the MB Financial Note and (iii) make such other changes as more particularly set forth herein.

AGREEMENTS
     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, receipt of which is hereby acknowledged, Borrower and Lender agree as follows:
     1. Borrower and Lender agree that the Recitals above are a part of this Agreement. Unless otherwise expressly defined in this Agreement, terms defined in the MB Financial Note shall have the same meaning under this Agreement.
     2. Section 1 (Interest) of the MB Financial Note is hereby amended and restated in its entirety as follows:
     “1. Interest.
     Commencing as of August 29, 2009 and continuing until repayment in full of all sums due hereunder, the unpaid Principal Sum shall bear interest at the fluctuating rate based on an independent index which is the average of interbank offered rates for one-month dollar deposits in the London Market as reported in The Wall Street Journal (the “Index”) plus 500 basis points per annum (the “LIBOR Rate”) which rate shall be adjusted for any reserve requirements imposed upon the Lender from time to time. The LIBOR Rate does not necessarily represent the lowest rate of interest charged by the Lender to borrowers. If the Index becomes unavailable during the term of this Note, the Lender may designate a substitute index after giving notice to the Borrower. The LIBOR Rate will be adjusted on the first day of each month, based on the value of the Index as published in The Wall Street Journal as of the first business day of each month. All interest payable under the terms of this Note shall be calculated on the basis of a 365-day year. The LIBOR Rate shall be in effect for a period of the number of days indicated (each a “LIBOR Period”), in any case extended to the next succeeding Business Day (as defined in the Loan and Security Agreement of even date herewith) when necessary, beginning on the date hereof or the expiration date of the then-current LIBOR Period.”
     3. Section 2 (Payments and Maturity) of the MB Financial Note is hereby amended and restated in its entirety as follows:
     “2. Payments and Maturity.
     The unpaid Principal Sum, together with interest thereon at the rate or rates provided above, shall be payable as follows:
     (a) Commencing on October 1, 2007 and continuing on the same day of each and every month thereafter, to and including September 1, 2008, interest only;

     (b) Commencing on October 1, 2008 and continuing on the same day of each and every month thereafter, to and including December 1, 2009, principal shall be due and payable in equal monthly payments of $11,000.00, plus all accrued and unpaid interest on the outstanding principal balance; and
     (c) Unless sooner paid, the unpaid Principal Sum, together with interest accrued and unpaid thereon, shall be due and payable in full on December 2, 2009.”
     4. Borrower hereby issues, ratifies and confirms the representations, warranties and covenants contained in the MB Financial Note, as amended hereby. Borrower agrees that this Agreement is not intended to and shall not cause a novation with respect to Loan A any or all of the obligations of Borrower under the Financing Documents. Except as expressly modified herein, the terms, provisions and covenants of the MB Financial Note are in all other respects hereby ratified and confirmed and remain in full force and effect.
     5. The Borrower acknowledges and warrants that the Lender has acted in good faith and has conducted in a commercially reasonable manner its relationships with the Borrower in connection with this Agreement and generally in connection with the Financing Documents and the obligations evidenced by the MB Financial Note, the Borrower hereby waiving and releasing any claims to the contrary.
     6. The Borrower shall pay at the time this Agreement is executed and delivered all fees, commissions, costs, charges, taxes and other expenses incurred by the Lender and its counsel in connection with this Agreement, including reasonable fees and expenses of the Lender’s counsel and all recording fees, taxes and charges.
     7. This Agreement shall be governed in all respects by the laws of the Commonwealth of Virginia and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
     8. This Agreement may be executed in any number of duplicate originals or counterparts, each of such duplicate originals or counterparts shall be deemed to be an original and all taken together shall constitute but one and the same instrument. Borrower agrees that Lender may rely on a telecopy of any signature of Borrower. Lender agrees that Borrower may rely on a telecopy of this Agreement executed by Lender.
REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

     IN WITNESS WHEREOF, Borrower and Lender have executed this Agreement under seal as of the date and year first written above.

BORROWER:

WITNESS OR ATTEST:	SUNRISE CONNECTICUT AVENUE ASSISTED LIVING, L.L.C.
	By:	Sunrise Senior Living Investments, Inc., its sole Member

/s/ Uma Singh	By:	/s/ Julie Pangelinan (SEAL)

Julie Pangelinan
Vice President

     COMMONWEALTH OF VIRGINIA, COUNTY OF FAIRFAX, TO WIT:
     On August 29, 2009, before me, Helen A. Wilson, a Notary Public in and for the Commonwealth shown above, appeared Julie Pangelinan personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he/she executed the same in her authorized capacity as Vice President of Sunrise Senior Living Investments, Inc., sole Member of Sunrise Connecticut Avenue Assisted Living, L.L.C., and that by her signature on the instrument the entity upon behalf of which she acted, executed the instrument.
     WITNESS my hand and official seal.

/s/ Helen A. Wilson
Notary Public

My Commission Expires: 11/30/2010
My Notarial Registration Number is: 313047

LENDER:

WITNESS:	MB FINANCIAL BANK, N.A.

/s/	By:	/s/ Jack H. Sharp

Name: Jack H. Sharp
Title: Senior Vice President
COMMONWEALTH/STATE OF ILLINOIS, COUNTY/CITY OF ROSEMONT, TO WIT:
     On August 27, 2009, before me, Mirsada Durakovic, a Notary Public in and for the State shown above, appeared Jack H. Sharp personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose signature is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his authorized capacity as S.V.P. of MB Financial Bank, N.A., and that by his/her signature on the instrument the entity upon behalf of which he/she acted, executed the instrument.
     WITNESS my hand and official seal.

/s/ Mirsada Durakovic
Notary Public

My Commission Expires: 7/2/2012
My Notarial Registration Number is: 606393

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